Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

N/A	95-3571558
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street, Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon Trust Company, N.A.

One Wall Street

New York, NY 10286

(212) 635-1089

(Name, address and telephone number of agent for service)

CALATLANTIC GROUP, INC.

(Exact name of obligor as specified in its charter)

Delaware	33-0475989
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

15360 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip code)

Debt Securities

and related guarantees

(Title of the indenture securities)

TABLE OF ADDITIONAL CO-OBLIGORS

Name of Co-Registrant	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
HSP Arizona, Inc.	Delaware	1531	86-0927140
HWB Investments, Inc.	Delaware	1531	27-0019252
Lagoon Valley Residential, LLC	California	1531	20-2636836
RH Builders of Indiana, Inc.	Indiana	1531	35-1969234
RH Investment of Indiana, Inc.	Indiana	1531	35-1969241
RH of Indiana, L.P.	Indiana	1531	35-1968182
RH of Texas Limited Partnership	Maryland	1531	74-2664253
Ryland Communities, Inc.	Florida	1531	59-1741950
Ryland Homes Investment-Texas, Inc.	Maryland	1531	52-1816608
Ryland Homes Nevada, LLC	Delaware	1531	81-0600913
Ryland Homes of Arizona, Inc.	Arizona	1531	86-0785389
Ryland Homes of California, Inc.	Delaware	1531	95-2635472
Ryland Homes of Texas, Inc.	Texas	1531	75-2473699
Ryland Organization Company	California	1531	95-4868586
Standard Pacific 1, Inc.	Delaware	1531	20-4356066
Standard Pacific of Arizona, Inc.	Delaware	1531	86-0927144
Standard Pacific of Colorado, Inc.	Delaware	1531	94-3361834
Standard Pacific of Florida GP, Inc.	Delaware	1531	20-4356126
Standard Pacific of Las Vegas, Inc.	Delaware	1531	20-2834287
Standard Pacific of Orange County, Inc.	Delaware	1531	33-0558026
Standard Pacific of South Florida GP, Inc.	Delaware	1531	27-0019247
Standard Pacific of South Florida, general partnership	Florida	1531	65-0643480
Standard Pacific of Tampa GP, Inc.	Delaware	1531	41-2062547
Standard Pacific of Tampa, general partnership	Florida	1531	81-0579276
Standard Pacific of Texas, Inc.	Delaware	1531	20-4356880
Standard Pacific of the Carolinas, LLC	Delaware	1531	59-3483072
Standard Pacific of Tonner Hills, LLC	Delaware	1531	20-0350714
Standard Pacific of Walnut Hills, Inc.	Delaware	1531	03-0505710
The Regency Organization, Inc.	Florida	1531	59-2367217
The Ryland Corporation	California	1531	95-4868582
Westfield Homes USA, Inc.	Delaware	1531	71-0898386

Item 1.	General information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-135006)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-135006).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-135006).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 1st day of October, 2015.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business June 30, 2015, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	25,706
Interest-bearing balances	215,394
Securities:
Held-to-maturity securities	0
Available-for-sale securities	661,987
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,228
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	90,615
Other assets	126,234

Total assets	$1,988,477

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LIABILITIES
Deposits:
In domestic offices	520
Noninterest-bearing	520
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	279,598
Total liabilities	280,118
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,352
Not available
Retained earnings	584,561
Accumulated other comprehensive income	446
Other equity capital components	0
Not available
Total bank equity capital	1,708,359
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,708,359

Total liabilities and equity capital	1,988,477

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty        )            CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President     )

William D. Lindelof, Director        )            Directors (Trustees)

Alphonse J. Briand, Director          )

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